Exhibit 3.274

L 0020494

FORM: LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION Page 1 of 1

LLC ARTICLES OF ORGANIZATION (Domestic & foreign -T.11,Ch.21)

Vermont Secretary of State, 81 River Street, Montpelier, VT 05609-1104

Name of LLC: Burlington Coat Factory of Vermont, LLC
(Name must contain the words Limited Liability Company, Limited Company, LLC, LC)

Organized under the laws of the state (or country) of: Vermont
(Foreign LLC must attach a good standing cert, dated no earlier than 30 days prior to filing, from its State of origin.)

Business PURPOSE: To engage in any lawful act or activity for which limited liability companies may be formed under the Vermont Limited Liability Act.

Principal office: 1830 Route 130 North
Burlington NJ 08016

Registered agent: C T Corporation System
Agent's street & po box: 400 Cornerstone Drive, Suite 240
Williston **VERMONT** 05495

2007 JUL 18 AM 9 38
VERMONT SECRETARY OF STATE CORPORATIONS

The fiscal year ends the month of: May (DEC will be designated unless you state differently.) **Each company under this title is required to file an *annual report* within 2½ months of the close of its fiscal year. Failure to file may result in termination of the its authority. A pre-printed form will be mailed to your agent when the report is due.**

Is this a *term* LLC? ☐ **Yes** ☒ **No** If Yes, state duration **of its term:**
An LLC is an At-Will Company unless it is designated in its articles as a Term Co)

This is a MANAGER-MANAGED company? ☐ **Yes** ☒ **No** If yes list name & address below

Are members personally liable for debts & obligations under T.11,§3043(b)? ☐ **Yes** ☒ **No**

Printed Name Robert L. LaPenta, Jr Signature ______ **date:** 7/13/07

Organizers address:
Burlington Coat Factory Corporation, 1830 Route 130 North, Burlington, NJ 08016

Fees: VT domestic = $ 75.00 Foreign (non-Vt) = $100.00 Print & file in duplicate.
You can delay the effective date up to 90 days, otherwise it is effective the date it is approved.
Your email address or phone # so we can contact you with questions:
prose@coat.com